UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2007 (October 31, 2007)

ROTOBLOCK CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-116324	20-0898799
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 B Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 578-5220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-     Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant is announcing resignation of Matthais Heinze as Chief Executive Officer, effective October 31, 2007. The Registrant also is announcing the appointment of Liu Chien-Chih as Chief Executive Officer, effective as of October 31, 2007.

Mr. Liu has been involved in international trade and project management for the past 15 years. Prior to joining the Registrant, he was Vice President for the Tianya Group. Mr. Liu obtained his BS in Chemical Engineering from the University of California Berkeley.

At this time, Mr. Liu does not have an employment agreement or other compensatory arrangement with the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      ROTOBLOCK CORPORATION

Dated: October 31, 2007                             By: /s/ Liu Chien-Chih
        Chief Executive Officer